SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2)).
[ ]  Definitive proxy statement.
[X]  Definitive additional materials.
[ ]  Soliciting material under Rule 14a-12.

                         J.P. Morgan & Co. Incorporated
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:


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This filing contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between Chase and J.P. Morgan, including future financial and operating results, Chase's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of J.P. Morgan's and Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses of Chase and J.P. Morgan will not be combined successfully; the risk that the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; the risk that the integration process may result in the disruption of ongoing business or the loss of key employees or may adversely effect relationships with employees and clients; the risk that stockholder or required regulatory approvals of the merger will not be obtained or that adverse regulatory conditions will be imposed in connection with a regulatory approval of the merger; the risk of adverse impacts from an economic downturn; the risks associated with increased competition, unfavorable political or other developments in foreign markets, adverse governmental or regulatory policies, and volatility in securities markets, interest or foreign exchange rates or indices; or other factors impacting operational plans. Additional factors that could cause Chase's and J.P. Morgan's results to differ materially from those described in the forward-looking statements can be found in the 1999 Annual Reports on Form 10-K of Chase and J.P. Morgan, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov) and in J.P. Morgan's Definitive Proxy Statement referred to below.

J.P. Morgan has filed with the SEC a Definitive Proxy Statement on Schedule 14A relating to the proposed merger. Stockholders are advised to read the definitive proxy statement because it contains important information. Stockholders may obtain a free copy of the definitive proxy statement and other documents filed by Chase and J.P. Morgan with the SEC, at the SEC's internet site (http://www.sec.gov). Copies of the definitive proxy statement and the SEC filings incorporated by reference in the definitive proxy statement can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, NY 10017, Attention: Office of the

Corporate Secretary (212-270-6000), or to J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, Attention: Investor Relations (212-483-2323). Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the materials filed with the SEC by J.P. Morgan and Chase on September 13, 2000 and September 14, 2000, respectively.

Investor Contacts: John Borden 212-270-7318   Press Contacts: Joe Evangelisti 212-648-9589
                   Ann Patton 212-648-9445                    Jon Diat 212-270-5089


             CHASE AND J.P. MORGAN ANNOUNCE NEW BOARD OF DIRECTORS


     New York, November 30, 2000 -- The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated announced today the Board of Directors of J.P. Morgan Chase & Co., effective upon the consummation of the merger. Under the terms of the merger agreement, the Board is to consist of 15 Directors, including Douglas A. Warner III as Chairman, and William B. Harrison Jr. as President and Chief Executive Officer, eight outside Directors designated by Chase and five outside Directors designated by J.P. Morgan.

Shareholder meetings for both Chase and J.P. Morgan have been scheduled for December 22. Subject to receiving the shareholder and requisite regulatory approvals, the merger is anticipated to close on December 31, 2000. Following the merger, the members of the Board of Directors will be:

Hans W. Becherer, Retired Chairman and Chief Executive Officer, Deere & Co. *

Riley P. Bechtel, Chairman and Chief Executive Officer, Bechtel Group, Inc. **

Frank A. Bennack Jr., President and Chief Executive Officer, The Hearst Corporation *

Lawrence A. Bossidy, Retired Chairman of the Board, Honeywell International Inc. **

M. Anthony Burns, Chairman, Ryder System, Inc. *

H. Laurance Fuller, Retired Co-Chairman, BP Amoco p.l.c. *

Ellen V. Futter, President and Trustee, American Museum of Natural History **

William H. Gray III, President and Chief Executive Officer, The College Fund/UNCF *

William B. Harrison Jr., President and Chief Executive Officer

Helene L. Kaplan, Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP *

Lee R. Raymond, Chairman of the Board and Chief Executive Officer, Exxon Mobil Corporation **

John R. Stafford, Chairman, President and Chief Executive Officer, American Home Products Corporation *

Lloyd D. Ward, Former Chairman of the Board and Chief Executive Officer, Maytag Corporation **

Douglas A. Warner III, Chairman

Marina v.N. Whitman, Professor of Business Administration and Public Policy, University of Michigan *

*      designated by Chase
**     designated by J.P. Morgan

In a joint statement, Messrs. Warner and Harrison expressed the warmest appreciation for all that each of their respective Boards has achieved and for their understanding and support in establishing the Board structure for the merged company.

Chase can be reached on the web at www.chase.com, and J.P. Morgan's web address is www.jpmorgan.com.

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